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                                                                     Exhibit 4.1

                                  ANCHOR GAMING
                              AMENDED AND RESTATED
                         1995 EMPLOYEE STOCK OPTION PLAN


        1. Purpose of the Plan. This Plan shall be known as the Anchor Gaming Amended and Restated 1995 Employee Stock Option Plan. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of Anchor Gaming and its subsidiaries. The options granted under this Plan are non-qualified options and are not intended to qualify as "incentive stock options" pursuant to Section 422 of the Code.

        2. Definitions. As used herein, the following definitions shall apply:

               (a) "Board" shall mean the Board of Directors of the Corporation.

               (b) "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Corporation. Except as otherwise provided herein, all Common Stock issued pursuant to the Plan shall have the same rights as all other issued and outstanding shares of Common Stock, including but not limited to voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation's assets in the event of liquidation.

               (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               (d) "Committee" shall mean the stock option committee described in Section 17 that administers the Plan.

               (e) "Corporation" shall mean Anchor Gaming, a Nevada corporation.

               (f) "Date of Grant" shall mean the date on which an Option is granted pursuant to this Plan or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective.

               (g) "Employee" shall mean any officer or other key employee of the Corporation or one of its Subsidiaries (including any director who is also an officer or key employee of the Corporation or one of its Subsidiaries).

               (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (i) "Fair Market Value" shall mean (i) if the primary market for the Common Stock is a national securities exchange registered under the Exchange Act, or Nasdaq National Market or another market or quotation system on which last sale transactions are

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        reported in a contemporaneous basis, last reported sales price involving disinterested persons, regular way, of the Common Stock or (ii) the fair market value of the Common Stock as determined in good faith by the Company's Board of Directors. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Committee, in its sole discretion. In making such determination, the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

               (j) "Non-Employee Director" shall mean an individual who is a "non-employee director" within the meaning set forth therefor in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and also an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3).

               (k) "Option" shall mean a stock option granted pursuant to
        Section 6 of this Plan.

               (l) "Participant" shall mean an Employee or director who receives an Option pursuant to this Plan.

               (m) "Plan" shall mean the Anchor Gaming Amended and Restated 1995 Employee Stock Option Plan, as amended from time to time.

               (n) "Rule 16b-3" shall mean Rule 16b-3 of the rules and regulations under the Exchange Act as Rule 16b-3 may be amended from time to time and any successor provisions to Rule 16b-3 under the Exchange Act.

               (o) "Subsidiary" shall mean any now existing or hereinafter organized or acquired entity of which more than fifty percent (50%) of the issued and outstanding voting stock or securities is owned or controlled directly or indirectly by the Corporation or through one or more Subsidiaries of the Corporation.

        3. Term of Plan. The Plan, as amended and restated, is immediately effective, and shall continue in effect until terminated pursuant to Section 17(a).

        4. Shares Subject to the Plan. Except as otherwise provided in Section 17 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options pursuant to this Plan shall be 1,725,000 shares. Such shares may either be authorized but unissued shares or treasury shares. The Corporation shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. If an Option should expire or become unexercisable for any reason without having been exercised in full, then the shares that were subject thereto shall, unless the Plan shall have terminated, be available for the grant of additional Options under this Plan, subject to the limitations set forth above.

        5. Eligibility. Options may be granted under Section 6 of the Plan to such Employees, directors and consultants of the Corporation or its Subsidiaries as shall be determined by the Committee. Nonqualified stock options may be granted to a Non-Employee

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Director under Section 6. Subject to the limitations and qualifications set forth in this Plan, the Committee shall also determine the number of Options to be granted, the number of shares subject to each Option, the exercise price or prices of each Option, the vesting and exercise period of each Option, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option, if any, as are consistent with the provisions of this Plan.

        6. Grant of Options. The Committee shall determine the number of shares of Common Stock to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. The grant of Options shall be evidenced by Option agreements containing such terms and provisions as are approved by the Committee and executed on behalf of the Corporation by an appropriate officer.

        7. Time of Grant of Options. Notice of the grant shall be given to each Participant to whom an Option is granted promptly after the Date of Grant.

        8. Price. The Option price for each share of Common Stock subject to an Option (the "Exercise Price") granted pursuant to Section 6 of the Plan shall be determined by the Committee at the Date of Grant; provided, however, that the Exercise Price for any Option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant.

        9.     Vesting.

               (a) Each Option award under the Plan shall vest in accordance with the vesting provisions set forth in the applicable Option agreement. The Committee may, but shall not be required to, permit acceleration or waiver of vesting requirements.

               (b) The Committee may, in its sole discretion, provide in an Option agreement for vesting of Options to accelerate upon a change in control of the Company and enable an employee to "put" the excess of the fair market value over the exercise price of the options to the Company in the event of a change in control.

        10.    Exercise.

               (a) A Participant may pay the Exercise Price of the shares of Common Stock as to which an Option is being exercised by the delivery of a certified check or, at the Corporation's option, by the delivery of shares of Common Stock having a Fair Market Value (as defined in the Plan) on the date immediately preceding the exercise date equal to the Exercise Price.

        (b) If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if (a) the broker-dealer has received from the Optionee or the Corporation a fully and duly endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account

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               into which such shares should be deposited, (b) adequate
               provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with
               Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

        11. Option Financing. Upon the exercise of any Option granted under the Plan, the Corporation may, but shall not be required to, make financing available to the Participant for the purchase of shares of Common Stock pursuant to such Option on such terms as the Committee shall specify.

        12. Withholding of Taxes. The Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Option including, but not limited to, withholding the issuance of all or any portion of the shares of Common Stock subject to such Option until the Participant reimburses the Corporation for the amount it is required to withhold with respect to such taxes, canceling any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount it is required to withhold or taking any other action reasonably required to satisfy the Corporation's withholding obligation.

        13.    Conditions Upon Issuance of Shares.

               (a) The Corporation shall not be obligated to sell or issue any shares upon the exercise of any Option granted under the Plan unless the issuance and delivery of shares shall comply with all provisions of applicable federal and state securities laws and the requirements of any stock exchange upon which shares of the Common Stock may then be listed.

               (b) As a condition to the exercise of an Option, the Corporation may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

               (c) The Corporation shall not be liable for refusing to sell or issue any shares covered by any Option if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to lawfully sell or issue such shares. In addition, the Corporation shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option.

               (d) No Participant will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Participant has exercised his or her Option and paid the purchase price for the subject shares of Common Stock. Each Option under this Plan shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by such Participant.

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               (e) Any Common Stock issued pursuant to the exercise of an Option to a person who would be deemed an officer or director or 10% beneficial owner of Common Stock of the Corporation under Rule 16b-3 shall not be transferred until at least six months have elapsed from the Date of Grant to the date of disposition of the Common Stock.

        14. Restrictions on Shares. Shares of Common Stock issued pursuant to the Plan shall be subject to restrictions on transfer under applicable federal and state securities laws. The Board may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in any Option agreement entered into hereunder.

        15. Modification of Options. At any time and from time to time, the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option without the consent of the holder of the Option or conflict with the provisions of Rule 16b-3.

        16. Effect of Change in Stock Subject to the Plan. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split or stock dividend shall have occurred, then there shall be substituted for each share of Common Stock then subject to Options or available for Options the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or exchanged, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the Exercise Price. The Board may, but shall not be required to, provide additional anti-dilution protection to a Participant under the terms of the Participant's Option agreement.

        17.    Administration.

        (a) Notwithstanding anything to the contrary herein, to comply with the requirements of Rule 16b-3, the Plan shall be administered by the Board, if each member is a Non-Employee Director, or by a committee of two or more Non-Employee Directors appointed by the Board. Options may be granted under Section 6 only by majority agreement of the members of the Committee. Option agreements in the forms as approved by the Committee, and containing such terms and conditions consistent with the provisions of this Plan as shall have been determined by the Committee, may be executed on behalf of the Corporation by the Chairman of the Board, the President or any Executive Vice President of the Corporation. Except with respect to Section 17(b) of this Plan, the Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend or discontinue this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Committee shall be final and conclusive. No member of

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               the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including reasonable attorneys' fees) arising therefrom to the fullest extent permitted by law.

               (b) Members of the Committee shall be specified by the Board, and shall consist solely of Disinterested Directors.

               (c) Notwithstanding Sections 17(a), to the extent necessary to comply with the performance-based compensation rules of Code Section 162(m), stock exchange listing rules or other legal requirements, no amendment may be made without the approval of the stockholders of the Corporation.

        18. Continued Employment Not Presumed. Nothing in this Plan or any document describing it nor the grant of any Option shall give any Participant the right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of any such person with or without cause.

        19. GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF NEVADA AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

        20. Severability of Provisions. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

        21. Remediation. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as Participants subject to Section 16 are concerned.